EQUITY INTEREST PURCHASE AGREEMENT

This EQUITY INTEREST PURCHASE AGREEMENT (“Agreement”) is made and entered into as of April 6, 2023 (“Effective Date”), by and among the equity owners listed on Exhibit A attached hereto (each, a “Seller” and together, the “Sellers”), Southern Star Self-Storage Investment Company, a Texas corporation (the “Company”), and Silver Star Properties REIT, Inc., a Maryland corporation (“Buyer”). The Sellers have included on Exhibit A all of the entities directly or indirectly involved in any manner with the business of the Company and owned in whole or in part by the Company or the Sellers (“Company Affiliates”).

RECITALS

WHEREAS, Sellers owns all of the issued and outstanding stock of the Company (the “Company Interests”), and the term Company Interests shall include the equity interests of any Company Affiliate owned by any or all of the Sellers;

WHEREAS, Buyer desires to acquire from Sellers, and Sellers desire to sell to Buyer on the Closing Date, all of the Company Interests, upon the terms and subject to the conditions set forth in this Agreement, as a result of which, the Company and all Company Affiliates will, at the Closing, become, direct or indirect, wholly-owned subsidiaries of Buyer;

WHEREAS, It is the intent of the Parties to operate Silver Star and Southern Star as separately as possible and management of each company shall take all reasonable actions for that purpose. and

WHEREAS, capitalized terms used but not defined in the context of the section in which such terms first appear shall have the meanings set forth in Section 1.1.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I.
DEFINITION

Section 1.1    Definitions. For purposes of this Agreement, the following terms have the definitions set forth below:

“Affiliate” means, with respect to any Person: (i) any manager, director, officer, employee, member, stockholder, partner or principal of that Person; (ii) any other Person of which that Person is a manager, director, officer, employee, member, stockholder, partner or principal; (iii) any Person who directly or indirectly controls or is controlled by, or is under common control with, that Person; and (iv) with respect to any Person described above who is a natural person, any spouse and any relative (by blood, adoption or marriage) within the third degree of consanguinity of the Person.

“Agreement” has the meaning set forth in the preamble.

"Business Day" means any day on which national banks are open for business in the city of Houston, Texas.

“Buyer” has the meaning set forth in the preamble.
“Buyer Indemnitee” has the meaning set forth in Section 7.2.
“Closing” has the meaning set forth in Section 6.1.
“Closing Date” has the meaning set forth in Section 6.1.
“Closing Purchase Price” has the meaning set forth in Section 2.2.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company” has the meaning set forth in the preamble.
“Company Affiliates” has the meaning set forth in the preamble.
“Company Interests” has the meaning set forth in the recitals.
“Control” means, with respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Employee Plans” has the meaning set forth in Section 3.9.
“Environmental Laws” has the meaning set forth in Section 3.13.
“ERISA” has the meaning set forth in Section 3.9.
“Exchange Act” means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Executive Committee” means the executive committee of the board of directors of the Buyer.
“FCPA” has the meaning set forth in Section 3.18.
“Fundamental Representations” has the meaning set forth in Section 7.5.
“GAAP” means the United States generally accepted accounting principles in effect from time to time.
“Governmental Authority” means any national, state or local, domestic or foreign or international, government or any judicial, legislative, executive, administrative or regulatory authority, tribunal, agency, body, entity or commission or other governmental, quasi-governmental or regulatory authority or agency, domestic or foreign or international.
“Hazardous Substance” has the meaning set forth in Section 3.13.

“Indemnitee” has the meaning set forth in Section 7.3.
“Indemnitor” has the meaning set forth in Section 7.3.
“Intellectual Property” has the meaning set forth in Section 3.14
“IRS” means the U.S. Internal Revenue Service.
"Knowledge" of Sellers or Company with respect to any fact or matter means the actual knowledge, after due inquiry and reasonable investigation, of Sellers or the Company's officers (as applicable) listed in Section 1.1 of the Disclosure Schedule.
“Law” has the meaning set forth in Section 3.13.
“Lien” has the meaning set forth in Section 2.1.
“Leased Real Property” has the meaning set forth in Section 3.16.
“Losses” has the meaning set forth in Section 7.1.
"Material Adverse Effect" means any state of facts, change, development, event, effect, condition, occurrence, action or omission that, individually or in the aggregate, is reasonably expected to result in a material adverse effect on the business, prospects, assets, properties, financial condition, results of operations or prospects of the Company and Company Affiliates, taken as a whole, or prevent, materially impede or materially delay the consummation by the Company of the transactions contemplated by this Agreement.
“Order” has the meaning set forth in Section 3.13.
“Owned Real Property” has the meaning set forth in Section 3.16.
“Permits” has the meaning set forth in Section 3.13.
"Person" means any individual, corporation, limited liability company, partnership, association, trust, estate or other entity or organization.
“Proceeding” has the meaning set forth in Section 7.3.
“Purchase Price” has the meaning set forth in Section 2.2.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Sellers” has the meaning set forth in the preamble.
“Seller Indemnitee” has the meaning set forth in Section 7.1.
“Tax” or Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.
“Tax Returns” has the meaning set forth in Section 3.12.
Section 1.2.    Interpretation. The words describing the singular number shall include the plural and vice versa, words denoting either gender shall include both genders and words denoting natural Persons shall include all Persons and vice versa. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any Person by virtue of the authorship of any provision of this Agreement.
ARTICLE II
PURCHASE AND SALE OF COMPANY INTERESTS
Section 2.1.    Purchase and Sale of Interests. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Sellers shall sell, transfer, assign and convey to Buyer, and Buyer shall purchase and accept from Sellers, all of Sellers’ rights, title and interest in and to the Company Interests, free and clear of all liens, claims and encumbrances of any nature whatsoever (collectively, “Liens”).
Section 2.2.    Purchase Price. The purchase price for purchase of the Company Interests (“Purchase Price”) shall be equal to (i) $3,000,000 (“Cash Purchase Price”), plus (ii) 301,659 restricted stock units (“Incentive Units”) in the Buyer (“Equity Purchase Price”). The Cash Purchase Price shall be paid when the Buyer is in a reasonable position to make such payment, in whole or in part, as reasonably determined by the Executive Committee, provided, however, if cash is available, a payment of $1,500,000 shall be made on or before December 31, 2023 (the “Initial Payment Date”) and a second payment of $1,500,000 shall be made on or before June 30, 2024. Buyer shall ensure that any net income of the Company available on or after the above payment dates is distributed to Buyer to be used to pay the Cash Purchase Price until it is paid in full.
Section 2.3.    Incentive Units. The Incentive Units will have cliff vesting after three years and will be subject to forfeiture in a manner that is typical for such Incentive Units. The Incentive Units shall be allocated to the owners and management of the Company, the Company Affiliates and any other individuals as determined by Mark T. Torok (“Torok”). The Incentive Units will be included in a separate agreement to be executed at Closing in a form substantially similar as is attached as Exhibit G, as part of a plan adopted by the Executive Committee.
Section 2.4.    Other Assets. In addition to the Company Interests, the Sellers shall transfer any and all rights, not already held or owned by the Company or a Company Affiliate, with respect to any and all master leases used in connection with any Delaware statutory trust (“DST”) sponsored or managed by Company or any Company Affiliate to the Company or an appropriate Company Affiliate or to another entity as directed by Buyer. The Sellers shall also have all fees, including, without limitation, any current or future fees, associated with any DST, not already payable to the Company or a Company Affiliate, made payable to Buyer, or any entity directed by Buyer, so that after the Closing all such fees shall be paid to a wholly owned direct or indirect subsidiary of Buyer. The Sellers shall also transfer or cause to be transferred to Buyer, or as directed by Buyer, all other assets and entities, owned or controlled by one or more Sellers, in any type or form used in, associated with, related to or part of the business of the Company and all Company Affiliates, including, without limitation, the self-storage business and all activities with respect to the DSTs, and this shall include all revenue streams of any form to any Seller or any family member of Sellers from the Company, any Company Affiliate, any DST or any lease. The Company will receive legal fee reimbursements received from the funding of pending DSTs under contract for properties in Rockport, Texas, Big Spring, Texas and Montgomery, Texas, and the Company will pay a proportionate salary to the attorney at a rate of $150,000 annually. Future compensation to all related parties will be subject to the review and approval of the Executive Committee. In addition, any other fees with respect to such DSTs shall be paid to the Company or a Company Affiliate and the lesser of (a) $900,000 or (b) the aggregate fees earned solely with respect to the acquisition, formation and funding of the DSTs referred to above shall be paid from the applicable Company or Company Affiliate as a bonus for the successful completion of the sale of the applicable properties to a DST. The bonus referred to above shall be paid to the individuals and in the amounts determined by Torok. The excess of any such fees will be taken into account by the Executive Committee in structuring compensation plans for 2023 with advice from the compensation advisors of the Executive Committee.
Section 2.5.    Management. If any management members of the Company or any Company Affiliate continue employment with the Company or any Company Affiliate after the Closing, the executives, management and employees of the Company shall receive all of their compensation and any equity incentives solely from the Company and based upon the economic results from operations of the Company, excluding the Incentive Units. Compensation will be determined in a manner that is similar to the compensation of the management of the Buyer and its Affiliates, however, it shall be determined on a stand-alone basis for the Company and any applicable Company Affiliate. Louis T Fox III and Michaeljohn Kudlik shall be offered an employment agreement for three years at a salary of least $300,000 per year. Any such determinations shall be reviewed by and subject to the approval of the Executive Committee.
Section 2.6.    Payment of Dividends or Distributions. Sellers shall cause the Company and the Company Affiliates to pay to Buyer, or as directed by Buyer, all fees, funds or other receipts received in excess of amounts necessary to operate the Company on a quarterly basis. Nothing herein shall be construed to prevent payments or transfers on a more frequent basis as may be determined by the Executive Committee. For the period beginning with the Closing and ending June 30, 2024, all available cash in excess of reasonable working capital requirements shall be distributed by the Company and all Company Affiliates to Buyer or as directed by Buyer.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE COMPANY.
Sellers and the Company hereby represent and warrant to Buyer as follows:

Section 3.1.    Organization and Power. The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Texas and has all power and authority necessary to own or lease its properties and assets and to carry on its business as currently conducted. The Company is duly qualified or licensed to do business and is in good standing in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary.
Section 3.2.    Capitalization. All of the outstanding Company Interests are owned and held of record by Sellers. The Company Interests constitute 100% of the total issued and outstanding forms of equity interests of the Company and any applicable Company Affiliates. There are no options, restricted interests, convertible debt, exchangeable interests, profits interests, warrants, or other equity rights of any kind or in any form issued or outstanding from or by the Company or any Company Affiliate. The foregoing representation also applies to each Company Affiliate as if given directly from each Company Affiliate.
Section 3.3.    Company Affiliates. The Company Affiliates listed on Exhibit A are all entities owned or controlled by the Company and one or more of the Sellers that are involved in the business of the Company or any Company Affiliate. Exhibit A sets forth a complete and correct list of each Company Affiliate, its place and form of organization, its address and each jurisdiction in which it is authorized to conduct or actually conducts business. Each Company Affiliate is a limited liability company or other business entity duly formed, incorporated or organized (as applicable), validly existing and in good standing under the laws of its jurisdiction of formation, incorporation or organization and has all corporate or other organizational powers required to carry on its business as currently conducted. Each such Company Affiliate is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary. All the outstanding shares of capital stock of, or other equity or voting interests in each such Company Affiliate are owned by the Sellers, the Company, by one or more wholly owned Company Affiliates or by the Company and one or more wholly owned Company Affiliate, free and clear of all pledges, claims, liens, charges, options, security interests or other encumbrances of any kind, except for transfer restrictions imposed by applicable securities laws, and are duly authorized, validly issued, fully paid and non-assessable. Except for the capital stock of, or other equity or voting interests in, its Company Affiliates, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person.
Section 3.4.    Authorization. Each of Sellers and the Company has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution, delivery and performance by Sellers and the Company of this Agreement, and the consummation by Sellers and the Company of the transactions contemplated hereby, have been duly and validly authorized by the Sellers, the Company and no other proceedings on the part of Sellers and the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby or to perform the respective obligations of Sellers and Company hereunder. This Agreement has been duly and validly executed and delivered by Sellers and the Company and, assuming this Agreement constitutes the legal, valid and binding agreement of Buyer, constitutes a legal, valid and binding agreement of Sellers and the Company, enforceable against Sellers and the Company in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws, now or hereafter in effect, affecting creditors' rights generally and by general principles of equity. The foregoing in this Section is applicable to each Company Affiliate and such representation is included in the representation given by Sellers and the Company in this Section.
Section 3.5.    Non-Contravention; Filings and Consents. The execution, delivery and performance by Sellers and the Company of this Agreement and the consummation by Sellers, the Company, and all Company Affiliates of the transactions contemplated hereby do not and will not (with or without notice or lapse of time, or both), (a) contravene, conflict with, or result in any violation or breach of any provision of the certificate of formation or operating agreement of the Company or any Company Affiliate, (b) contravene, conflict with or result in a violation or breach of any provision of any applicable Law or Order, (c) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a change of control or default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of any contract to which the Company or any Company Affiliate is a party, or by which they or any of their respective properties or assets may be bound or affected or any Governmental Authority affecting, or relating in any way to, the property, assets or business of the Company or any Company Affiliate, or (d) result in the creation or imposition of any Lien on any asset of the Company or any Company Affiliate. The execution, delivery and performance of this Agreement by Sellers and the Company and the consummation of the transactions contemplated hereby by Sellers and the Company do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Authority.
Section 3.6.    Financial Statements. Since the Company and many of the Company Affiliates have limited operating histories, the Sellers and the Company have delivered certain unaudited financial information, but the Buyer is primarily relying upon the projections provided for the operations of the Company and the Company Affiliates and attached hereto as Exhibit F (“Projections”). The financial information given for prior periods present fairly in all material respects the financial condition of the Company as at the end of the covered periods and the results of its operations and its cash flows for the covered periods. The Projections are based upon reasonable and good faith assumptions and estimates for the future operations of the Company and the Company Affiliates. The Company and all Company Affiliates have no debt or other obligations other than those disclosed to the Buyer in writing before the Effective Date.
Section 3.7.    Undisclosed Liabilities; Indebtedness. Neither the Company nor any of the Company Affiliates have any liabilities that would have been required to be reflected on the balance sheet or in the notes thereto in accordance with GAAP and were not so reflected, other than (i) as disclosed in, set forth on, or reflected or reserved against in the Company financial statements, (ii) those incurred in the ordinary course of business since the financial information described in Section 3.6, (iii) those that are repaid, terminated, forgiven, settled, cancelled or otherwise extinguished at Closing, or (iv) those that would not have, individually or in the aggregate, a Material Adverse Effect.
Section 3.8.    Absence of Certain Changes. Since January 1, 2023 through the date of this Agreement, (a) there has not been a Material Adverse Effect with respect to the Company or any Company Affiliate, (b) the Company and Company Affiliates have conducted their respective businesses only in the ordinary course of business consistent with past practice, and (c) neither the Company nor any Company Affiliate has taken any action that, if taken after the date hereof without the consent of Buyer, would constitute a breach of this Agreement.

Section 3.9.    Employee Benefit Plans. Neither the Company nor any Company Affiliate sponsors or otherwise pays for any employee plan as defined in the Employee Retirement Income Security Act of 1974 (93 P.L. 406), as amended (“ERISA”). Neither the Company nor any Company Affiliate has any plan or commitment to establish any new Employee Plan.
Section 3.10.    Labor and Employment Matters. Neither the Company nor any Company Affiliate is a party to, bound by, subject to, or is currently negotiating in connection with entering into, any collective bargaining agreement or understanding with a labor union or organization. None of the employees of the Company nor of any Company Affiliate is represented by any union with respect to his or her employment by the Company or any Company Affiliate. There is no claim or grievance pending or, to the Knowledge of Sellers or the Company, threatened against the Company or any Company Affiliate relating to terms and conditions of employment or unfair labor practices, including charges of unfair labor practices or harassment complaints. To the Knowledge of Sellers and the Company there is no activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any Company Affiliate, nor have there been any strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees. There are no liabilities, and no liabilities will be incurred or generated with respect to any labor matter as a result of the transactions included in this Agreement by the Company or any Company Affiliate.
Section 3.11.    Litigation. Except as provided in Exhibit C, there is no complaint, claim, action, suit, litigation, proceeding or governmental or administrative investigation pending or, to the knowledge of Sellers or the Company, threatened against or affecting Sellers, the Company or any Company Affiliate with respect to the operations or ownership of the Company or any Company Affiliate. Neither the Company nor any Company Affiliate is subject to any outstanding Order that would interfere or prohibit the ordinary business of the Company or any Company Affiliate or that would otherwise restrict their business.
Section 3.12.    Tax Matters. The Company and each Company Affiliate have timely filed all federal, state, local and foreign Tax returns, estimates, information statements and reports relating to any and all Taxes of the Company or any Company Affiliate or their respective operations (the “Tax Returns”) required to be filed by Law by the Company and each Company Affiliate as of the date hereof. All such Tax Returns are true, correct and complete, and Sellers, the Company and each Company Affiliate have timely paid all Taxes attributable to the Company or any Company Affiliate that were due and payable by them as shown on such Tax Returns. As of the date of this Agreement, there is no written claim or assessment pending or, to the Knowledge of the Company, threatened against Sellers, the Company or any Company Affiliate for any alleged deficiency in Taxes of the Company or any Company Affiliate, and there is no audit or investigation with respect to any liability of the Company or any Company Affiliate for Taxes. Neither the Company nor any Company Affiliate has waived any statute of limitations with respect to material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency. The Company and each Company Affiliate have withheld from their employees (and timely paid to the appropriate Governmental Authority) proper and accurate amounts for all periods through the date hereof in compliance with all Tax withholding provisions of applicable federal, state, local and foreign Laws (including, without limitation, income, social security, and employment Tax withholding for all types of compensation). There are no deferred tax liabilities and no obligations or amounts that are due or would become due as a result of the transactions herein under any provision of any applicable tax Law.
Section 3.13.    Compliance with Laws; Permits. Neither the Company nor any Company Affiliate is or has been in conflict with, in default or, with notice, lapse of time or both, would be in default, with respect to or in violation of any (i) statute, law, ordinance, rule, regulation or requirement of a Governmental Authority (each, a “Law”) or (ii) order, judgment, writ, decree or injunction issued by any court, agency or other Governmental Authority (each, an “Order”) applicable to the Company or any Company Affiliate or by which any property or asset of the Company or any Company Affiliate is bound or affected. Neither Sellers, the Company nor any Company Affiliate has received any written notice of any violation or potential violation of any Law. The Company and each Company Affiliate have all permits, licenses, authorizations, consents, approvals and franchises from Governmental Authority required to conduct their businesses as currently conducted (“Permits”) and such Permits are valid and in full force and effect. The Company and each Company Affiliate are in compliance with the terms of such Permits and, as of the date of this Agreement, neither the Company nor any Company Affiliate has received written notice from any Governmental Authority threatening to revoke, or indicating that it is investigating whether to revoke, any such Permit.
Section 3.14.    Environmental Matters. The Company and Company Affiliates have complied at all times with all applicable Environmental Laws. No property currently or formerly owned or operated by the Company, or any Company Affiliate has been contaminated with any Hazardous Substance in a manner that could reasonably be expected to require remediation or other action pursuant to any Environmental Law. Except as provided in Exhibit D, neither Sellers, the Company nor any Company Affiliate has received any written notice, demand, letter, claim or request for information alleging that the Company or any Company Affiliate is in violation of or liable under any Environmental Law. Neither the Company nor any Company Affiliate is subject to any order, decree or injunction with any Governmental Authority or agreement with any third party concerning liability under any Environmental Law or relating to Hazardous Substances. For purposes of this Agreement, "Environmental Law" means any federal, state or local statute, Law, regulation, order, decree, permit or authorization relating to: (i) the protection of health and safety or the environment or (ii) the handling, use, transportation, disposal, release or threatened release of any Hazardous Substance; and "Hazardous Substance" means any substance that is: (i) listed, classified, regulated or defined pursuant to any Environmental Law or (ii) any petroleum product or by-product, asbestos-containing material, polychlorinated biphenyls or radioactive material.
Section 3.15.    Intellectual Property. The Company and Company Affiliates own, have a valid license or otherwise have the right to use all patents, inventions, copyrights, software, trademarks, service marks, domain names, trade dress, trade secrets and all other intellectual property rights of any kind or nature ("Intellectual Property") used in their business as currently conducted. The Intellectual Property used by the Company and Company Affiliates does not infringe, misappropriate or otherwise violate the Intellectual Property of any third party. None of Sellers, the Company or any Company Affiliate has received any written charge, complaint, claim, demand or notice alleging any such infringement, misappropriation or other violation (including any claim that the Company or any Company Affiliate must license or refrain from using any Intellectual Property of any third party). To Sellers' and the Company's knowledge no third party has infringed upon, misappropriated or otherwise violated any Intellectual Property of the Company or any Company Affiliate. The Company and Company Affiliates use their respective best efforts to protect and maintain their Intellectual Property.
Section 3.16.    Properties. The Company and each Company Affiliate have good and marketable title to, or in the case of leased property and leased tangible assets, valid leasehold interests in, all of the real property, personal property, and tangible assets used in the conduct of its business and all such property and assets, other than real property and assets in which the Company or any Company Affiliate has leasehold interests, are free and clear of all Liens, except for Liens disclosed to and approved by Buyer. Exhibit B attached hereto sets forth a complete and correct list of all real property and interests in real property currently owned by the Company or any Company Affiliate (each an “Owned Real Property”) and leased by the Company or any Company Affiliate (each a “Leased Real Property”), including the terms of each lease. Each Owned Real Property and Leased Real Property is in good condition and has been maintained in good repair in a manner consistent with standards generally followed with respect to similar properties, and satisfactorily serves the purposes for which it is used in the business of the Company and Company Affiliates. The Owned Real Property and the Leased Real Property constitute all of such property currently used in the business of the Company and the Company Affiliates.
Section 3.17.    Material Contracts. There are no contracts with the Company or any Company Affiliate that would limit, in any manner, any activity of the Buyer, any entity owned or controlled by the Buyer, the Company, or any Company Affiliate with respect to current or future operations or business practices. For example, there are no non-compete, non-solicitation or similar provisions in any contract of the Sellers, Company or any Company Affiliate that would apply to the Sellers, the Company, Company Affiliates, Buyer or any entity owned or controlled by Buyer with respect to the business of the Company and Company Affiliates. Except for the payments described in Section 2.4, the agreements referred to in Section 2.5, and the employment agreement between the Buyer and Mark Torok to be executed contemporaneously herewith, no Seller or Seller Affiliate has any other contract or agreement with the Company or any Company Affiliate, and no other employment or material contracts exist with any other Person.
Section 3.18.    Anticorruption. The Company and Company Affiliates have no foreign operations and have made no payments to foreign Persons in violation of any applicable Law.
Section 3.19.    Insurance. The Company and Company Affiliates maintain policies of insurance, including property, fire, workers' compensation, products liability, directors' and officers' liability and other casualty and liability insurance, that is in form and amount as customary for the Company's and Company Affiliates' types of business and as may be additionally required under the terms of any contract or agreement. Each insurance policy and bond is in full force and effect, all premiums due and payable thereon have been paid, and the Company and Company Affiliates are in full compliance with the terms of such policies and bonds. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed. There is no threatened termination of, or pending material premium increase with respect to, any such policies or bonds.
Section 3.20.    Brokers; Certain Expenses. No agent, broker, investment banker, financial advisor or other firm or Person, other than those whose fees and expenses shall be paid entirely by Sellers, is or shall be entitled to receive any brokerage, finder's, financial advisor's, transaction or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon agreements made by or on behalf of Sellers, the Company or any Company Affiliate.
Section 3.21.    Privacy and Data Security. Each of Company and each Company Affiliate materially complies with applicable privacy and security laws, and with privacy and information security obligations to which it is subject under contract, privacy policy, or online terms of use. The Company maintains policies and procedures that materially comply with (i) applicable privacy and security laws and (ii) privacy and information security obligations to its customers and investors, data subjects or other persons, under contract, privacy policy, or online terms of use. To the best of Company’s knowledge, neither Company nor any Company Affiliates has received any written notice from any governmental authority that it is under investigation for a material violation of any of the applicable privacy and security laws. All computer systems, including the Software, firmware, hardware, networks, interfaces, and related systems owned or licensed by the Company or Company Affiliates (collectively, the “Business Systems”) are sufficient for the needs of their business as currently conducted. To the Company’s knowledge, in the last eighteen (18) months, there has been (i) no material disruption, interruption or outage to any material Business System, (ii) no material part of the Business Systems has been prone to material malfunction or error and (iii) no unauthorized material breaches of the security of the Business Systems. The Company and Company Affiliates have safeguarded their Business Systems with information security controls, and disaster recovery and business continuity practices.
Section 3.22.    Delaware Statutory Trusts. All DSTs have been properly formed and the Sellers, Company and all Company Affiliates have complied fully with all applicable Laws with respect to such DSTs, including, without limitation, applicable securities laws. The Sellers have included in this transaction all of the rights to fees, leases, operations or otherwise in such DSTs owned or held by or for the Sellers, Company and Company Affiliates. The Sellers, Company and all Company Affiliates have the power and authority to transfer all such rights, including, without limitation, any applicable master lease so that all of such items will be owned and controlled by the Buyer either directly or through a subsidiary of the Buyer. For example, Sellers, Company or Company Affiliates own or control all aspects of Southern Star Self Storage – Airports, DST, and all items (e.g., fees, leases, future fees, operations etc) shall be transferred so that Buyer or an entity owned or controlled by Buyer owns any and all rights with respect to such DST and will receive all future revenue streams of any kind in such DST.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER.
Buyer represents and warrants to Sellers as follows:
Section 4.1.    Organization. Buyer is a corporation duly formed, validly existing, and in good standing under the laws of the jurisdiction of its formation and has the requisite power to carry on its business as now conducted.
Section 4.2.    Authority. Buyer has all necessary power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. This

Agreement has been duly executed and delivered by Buyer and, assuming due authorization, execution and delivery of this Agreement by Sellers and the Company, constitutes a legal, valid and binding agreement of Buyer, enforceable in accordance with its terms against Buyer, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and by general principles of equity.
Section 4.3.    Consents and Approvals. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby require no consent, approval, authorization or filing with or notice to any Governmental Authority.
Section 4.4.    Non-Contravention. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated by this Agreement do not and will not (with or without notice or lapse of time or both) contravene, conflict with, or result in any violation or breach of any provision of the articles of incorporation or bylaws of Buyer; or contravene, conflict with or result in a violation or breach of any Law or Order; or require any consent or approval under, violate, conflict with, result in any breach of any loss of any benefit under, or constitute a change of control or default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of any contract to which Buyer is a party, or by which its properties or assets may be bound or affected.
ARTICLE V
COVENANTS.
Section 5.1.    Conduct of Business of the Company Pending the Closing. Sellers and the Company each covenant and agree that, during the period from the date of this Agreement until the Closing Date, the business of the Company and Company Affiliates shall be conducted in the ordinary course of business consistent with past practice and the Company and Company Affiliates shall comply with all applicable Laws. Without limiting the generality of the foregoing, from the date of this Agreement until the Closing Date, except with the prior written consent of Buyer, the Sellers and the Company will not and will not permit any change in the structure or ownership of the Company and Company Affiliates, and the Sellers and the Company will not allow any borrowings, distributions, legal settlements, extraordinary payments, liens on property, transfers of property or any similar matters by the Company or any Company Affiliate.
Section 5.2.    Non-Competition and Non-Solicitation. Each Seller shall execute the agreement attached hereto as Exhibit E (“Non-Competition Agreement”). For each Seller who continues in the management of the Company or a Company Affiliate, such Seller may execute an appropriate employment agreement with a generally accepted non-competition and non-solicitation clauses along with other generally accepted restrictive clauses, provided, however, that any such agreement must, at a minimum, contain substantially similar provisions as the Non-competition Agreement. Torok shall also have an employment agreement with similar clauses.
Section 5.3.    Access to Information. Sellers, Company and Company Affiliates shall provide to Buyer and its representatives such documents, financial, tax and operating data and other information as Buyer and its representatives may reasonably request.

Section 5.4.    Best Efforts; Government Filings. Each Seller, the Company and Buyer shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Law to consummate transactions contemplated by this Agreement.
Section 5.5.    Press Releases. Buyer and Sellers shall consult with each other before issuing any press release or making any other public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such other public statement without the consent of the other party, which shall not be unreasonably withheld, except as such release, filing or statement may be required by applicable Law or any listing agreement with or rule of any national securities exchange.
Section 5.6.    Notification of Certain Matters. Sellers shall promptly notify Buyer in writing of any inaccuracy of any representation or warranty contained in this Agreement and any notices received by any Seller, the Company or any Company Affiliate from any Governmental Authority with respect to the Company or any Company Affiliate.
Section 5.7.    Future Operations. The Company and all Company Affiliates shall each provide to the Executive Committee, on a quarterly basis, a statement of net operating income, a balance sheet, a statement of funds flow from operations, a statement of current and proposed or planned capital expenditures, a sources and uses of funds statement with a projection for the next quarter, and any other statement or schedule requested by the Executive Committee. In addition to the foregoing, the Company and the Company Affiliates shall each provide annual budgets to the Executive Committee for its approval on or before November 30 of each year. Statements showing the expected distributions to the Buyer shall be prepared for the Company and each Company Affiliate and given to the Executive Committee on a quarterly basis, and shall show the projected distributions for the next 12 months. The Company and Company Affiliates shall report any material change in forecasts, projections or estimates, including without limitation the Projections, to the Executive Committee as soon as reasonable after discovery. Buyer intends to apply the foregoing to all of its subsidiaries and affiliates.
Section 5.8.    Tax Returns and Audits.
(a)    Sellers shall be responsible for filing all Tax Returns for the tax periods ending on or before the Closing Date. Any such Tax Returns shall be given to Buyer for review and if any position is disputed the parties will try to resolve it, but if no resolution the parties shall have an independent CPA resolve the issue. Sellers shall be solely responsible for all Taxes with respect to such Tax Returns. With respect to any Tax Returns that include periods before and after the Closing Date, the Buyer shall prepare and file such Tax Returns and the applicable Tax, if any, shall be Buyer shall be obligated to prepare, file, and pay any applicable Tax for any Tax Returns for any Tax period beginning on or after the Closing Date. Sellers and Buyer agree in good faith to resolve any disputes, provided that in the event that they are unable to resolve such disputes prior to the applicable filing deadline, Buyer shall be entitled to file such Tax Returns in accordance with its reasonable determination. Sellers shall timely remit (or cause to be timely remitted) to Buyer any Taxes shown due on any Tax Returns filed by Buyer.

(b)    Sellers shall be responsible and shall indemnify Buyer for any and all of Taxes of the Company and Company Affiliates arising out of or attributable to any Pre-Closing Period. Buyer shall be responsible, and indemnify Sellers, for any and all of Taxes of the Company and Company Affiliates for any Post-Closing Period.
(c)    If after the Closing Date, Buyer, the Company or any Company Affiliate receives a refund of any Tax of the Company or any Company Affiliate or a credit against any Tax of the Company or any Company Affiliate attributable to a Pre-Closing Period (whether received in cash, or as a credit against other Taxes), Buyer shall pay to Sellers within fifteen (15) Business days after such receipt an amount equal to such refund or credit, together with any interest received or credited thereon, regardless of the nature of or reason for the refund or reduction in Taxes payable.
(d)    Following the Closing, Buyer shall control all Contests (as defined below) relating to Taxes of the Company or any Company Affiliate. In the case of a Contest that relates solely and exclusively to Pre-Closing Periods or for which Buyer may otherwise seek indemnification from Sellers under this Agreement; provided, that Sellers shall have acknowledged its obligation to indemnify Buyer under this Section, Sellers shall have the right, at Sellers’ expense, to control the conduct of such Contest, and Buyer shall have the right, at its expense, to participate in such Contest. In the case of a Contest that relates to Pre-Closing Periods and Post-Closing Periods, Buyer shall have the right, bearing its own expenses, to conduct such Contest with respect to such Contest. Sellers, at their own cost, may participate in such Contest. The Party controlling a Contest for a Pre-Closing Period shall in any event keep the other Party informed of the progress of such Contest, shall promptly provide the other Party with copies of all material documents (including material notices, protests, briefs, written rulings and determinations and correspondence) pertaining to such audit or proceeding and shall not settle such Contest without the other Party’s advance written consent, which consent shall not be unreasonably withheld, conditioned or delayed. For purposes of this Agreement, a “Contest” is any audit, administrative or judicial proceeding or other dispute with respect to any Tax matter that affects the Company or any of its Subsidiaries, as the case may be.
(e)    If Buyer discovers an error in a Pre-Closing Period Tax Return, Buyer shall have the exclusive right to file (or cause to be filed) an amended Tax Returns with respect to such Pre-Closing Periods. Upon the request of Sellers, Buyer shall file (or caused to be filed) any amended Tax Return described in the preceding sentence and shall execute any powers of attorney or similar documents that may be required for such filing. If such amended Tax Returns would have an effect on a Tax liability of Buyer, the Company or any Company Affiliate for a Post-Closing Period, such amended Tax Returns shall not be filed without Buyer’s written consent (not to be unreasonably withheld or delayed). Prior to the filing of any such amended Tax Return, Sellers shall remit to Buyer the entire amount of tax, interest and additions to tax due in connection with such amended Tax Return.

(f)    After the Closing Date, Buyer and Sellers shall (and shall cause their respective Affiliates to) (i) assist the other Party in preparing any Tax Returns which such other Party is responsible for preparing and filing herein, and in connection therewith provide the other Party necessary powers of attorney, (ii) cooperate fully in preparing for and conducting any audits of, or disputes with Taxing Authorities regarding, any Tax Returns of the Company or any Company Affiliate, and (iii) make available to the other Party and to any Taxing Authority as reasonably requested all information, records, and documents relating to Taxes of the Company or any Company Affiliate.
(g)    Notwithstanding anything to the contrary in this Agreement, any amounts payable pursuant to the obligations under this Section shall be paid without duplication. The Parties shall treat any indemnity payments made pursuant to this Section as adjustments to the Purchase Price for Tax purposes unless applicable Tax Law causes such payment not to be so treated.
(h)    If requested by Buyer and to the extent the purchase herein is qualified, Sellers shall cooperate fully in making an election under Section 338(h)(10) of the Code and the Treasury Regulations and any corresponding or similar elections under state, local or foreign Tax Law (collectively, the “Section 338(h)(10) Elections”) with respect to the Company and Company Affiliates. Sellers and Buyer shall mutually agree on the allocation of the “Aggregate Deemed Sale Price” which shall be prepared in accordance with Section 338(h)(10) and Section 1060 of the Code and the Treasury Regulations promulgated thereunder. Buyer shall be responsible for the preparation and filing of all forms and documents required to effectuate the Section 338(h)(10) Elections.
ARTICLE VI
CLOSING AND CLOSING CONDITIONS.
Section 6.1.    Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place within thirty (30) days from the Effective Date in a manner reasonably determined by the parties, which can be remotely by the electronic exchange of documents and signatures (or their electronic counterparts). The date on and time at which the Closing occurs is referred to in this Agreement as the “Closing Date.”
Section 6.2.    Conditions Precedent to Obligations of Buyer. The obligations of Buyer under this Agreement to proceed with the Closing shall be subject to the satisfaction by Sellers and the Company on or prior to the Closing Date of each of the following conditions precedent:
(a)    Accuracy of Representations and Warranties. The representations and warranties of Sellers and the Company set forth in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of that date (other than representations and warranties that are made as of a specific date, which representations and warranties shall have been true and correct on and as of such date).

(b)    Performance and Compliance. Sellers and the Company shall have performed or complied in all material respects with each covenant and agreement to be performed or complied with by them under this Agreement on or prior to the Closing Date.
(c)    Consents and Approvals. Sellers and the Company shall have obtained or made each consent, authorization, approval, exemption, filing, registration or qualification, required to be obtained or made by any of them in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement.
(d)    Litigation. There shall be no pending or threatened action by or before any Governmental Authority or arbitrator (i) seeking to restrain, prohibit or invalidate any of the transactions contemplated by this Agreement or (ii) seeking monetary relief against Buyer by reason of the consummation of these transactions, and there shall not be in effect any order, writ, judgment, injunction or decree issued by any Governmental Authority by which Buyer or any of its properties or assets is bound that has that effect.
(e)    Material Adverse Effect. No event shall have occurred and no condition shall exist that constitutes or, with the giving of notice or the passage of time or both, is likely to have a Material Adverse Effect.
(f)    Closing Certificate. Sellers and the Company shall have delivered to Buyer a certificate containing their respective execution, dated the Closing Date and certifying that each of the conditions specified in subsections (a), (b), (c), (d) and (e) above have been met.
(g)    Secretary's Certificate. The Company shall have delivered to Buyer a certificate of its Secretary, dated the Closing Date and certifying: (i) that correct and complete copies of the Company's charter and by-laws are attached to the certificate; and (ii) that correct and complete copies of each resolution of the Company approving this Agreement and authorizing the execution of this Agreement and the consummation of the transactions contemplated by this Agreement are attached to the certificate.
Section 6.3.    Conditions Precedent to Obligations of Sellers. The obligations of Sellers under this Agreement to proceed with the Closing shall be subject to the satisfaction by Buyer on or prior to the Closing Date of each of the following conditions precedent:
(a)    Accuracy of Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of that date.
(b)    Performance and Compliance. Buyer shall have performed or complied in all material respects with each covenant and agreement to be performed or complied with by it under this Agreement on or prior to the Closing Date.

(c)    Consents and Approvals. Buyer shall have obtained or granted each consent, authorization, approval, exemption, filing, registration or qualification required to be obtained or granted by it in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement.
(d)    Litigation. There shall be no pending or threatened action by or before any Governmental Authority or arbitrator seeking to restrain, prohibit or invalidate any of the transactions contemplated by this Agreement, and there shall not be in effect any Governmental Order that has that effect.
(e)    Officer's Certificate. Buyer shall have delivered to Sellers a certificate of its President, dated the Closing Date and certifying that each of the conditions specified in subsections (a), (b), u and (d) above have been met.
Section 6.4.    Closing Deliverables.
(a)    At the Closing, Sellers shall deliver to Buyer:
(1)    a duly executed certificate of non-foreign status conforming to the form of the sample certification set forth in Treasury Regulation Section 1.1445-2(b)(2)(iv);
(2)    the closing certificate described in Section 6.2(f); and
(3)    the certificate or certificates evidencing the Company Interests, duly endorsed in blank or accompanied by another proper instrument of assignment endorsed in blank in proper form for transfer.
(b)    At the Closing, the Company shall deliver to Buyer:
(1)    a duly executed certificate of non-foreign status conforming to the form of the sample certification set forth in Treasury Regulation Section 1.1445-2(b)(2)(iv); and
(2)    the closing certificate described in Section 6.2(f); and
(3)the certificate described in Section 6.2(g).
(c)    At the Closing, Buyer shall deliver to Sellers and the Company, the closing certificate described in Section 6.3(e); and the applicable agreement for the Incentive Units.
ARTICLE VII
INDEMNIFICATION.
Section 7.1.    Indemnification by Sellers. From and after the Closing, Sellers shall defend, indemnify and hold harmless Buyer, all entities directly or indirectly owned or controlled by Buyer, the Company, Company Affiliates and their respective members, shareholders, directors, managers, officers, employees and agents (each a “Seller Indemnitee”) from and against any and all liabilities, obligations, claims, contingencies, Taxes, fines, deficiencies, demands, assessments, losses (including diminution in value), damages (including incidental and consequential damages), costs and expenses, including, without limitation, all corrective and remedial actions, all court costs and reasonable attorneys’ fees, and all reasonable amounts paid in investigation, defense or settlement of the foregoing (collectively, “Losses”) that constitute, or arise out of or in connection with: (a) any misrepresentation or breach of warranty under Article III; or (b) any default by Sellers, the Company or any Company Affiliate in the performance or observance of any of their covenants or agreements under this Agreement.
Section 7.2.    Indemnification by Buyer. From and after the Closing, Buyer shall defend, indemnify and hold harmless Sellers (each a “Buyer Indemnitee”) from and against any Losses that constitute, or arise out of or in connection with: (a) any misrepresentation or breach of warranty under Article IV; or (b) any default by Buyer in the performance or observance of any of its covenants or agreements under this Agreement.
Section 7.3.    Representation, Settlement and Cooperation. If any investigation, action or other proceeding (each a “Proceeding”) is initiated against any Seller Indemnitee or Buyer Indemnitee (each, an “Indemnitee”) and the Indemnitee intends to seek indemnification from Sellers or Buyer (each an “Indemnitor”), as applicable, under this Article VII. on account of the Indemnitee's involvement in the Proceeding, then the Indemnitee shall give prompt notice to the applicable Indemnitor; provided, however, that the failure to so notify the Indemnitor shall not relieve the Indemnitor of its obligations under this Article VII. but instead shall reduce those obligations by the amount of damages or increased costs and expenses attributable to the failure to give notice. Upon receipt of notice of a Proceeding for which indemnification is available under this Article VII, the Indemnitor shall diligently defend against the Proceeding on behalf of the Indemnitee at the Indemnitor's own expense using counsel reasonably acceptable to the Indemnitee; provided, however, that if the Indemnitor shall fail or refuse to conduct the defense, or if the Indemnitee has been advised by counsel that it may have defenses available to it which are different from or in addition to those available to the Indemnitor or that its interests in the Proceeding are adverse to the Indemnitor's interests, then the Indemnitee may defend against the Proceeding at the Indemnitor's expense. The Indemnitor or Indemnitee, as applicable, may participate in any Proceeding being defended against by the other at its own expense and shall not settle any Proceeding without the prior consent of the other, which consent shall not be unreasonably withheld. The Indemnitor and Indemnitee shall cooperate with each other in the conduct of any Proceeding.
Section 7.4.    Notice and Satisfaction of Indemnification Claims. No indemnification claim shall be deemed to have been asserted until the applicable Indemnitor has been given notice by the Indemnitee of the amount of the claim and the facts on which the claim is based (including evidence supporting the amount of the claim). For purposes of this Article VII, notice of an indemnification claim shall be deemed to cover claims arising out of or in connection with all related Proceedings so long as, in the case of Proceedings instituted by third parties, the Indemnitee complies with Section 7.3. Indemnification claims shall be paid within 30 days after the Indemnitor's receipt of the notice described in this Section 7.4 (including the required evidence of the amount of the claim). Evidence of (a) the amount of the claims for which the Indemnitee seeks indemnification, and (b) the Indemnitor's liability shall be in form and content reasonably satisfactory to the Indemnitor.

Section 7.5.    Survival. All representations and warranties made in this Agreement shall survive the Closing until the second anniversary of the Closing Date, other than (a) the representations and warranties set forth in Section 3.1 (Organization and Power), Section 3.2 (Capitalization), Section 3.3 (Subsidiaries), Section 3.4 (Authorization), Section 3.5 (Non-Contravention; Filings and Consents), Section 3.20 (Brokers), and Article IV (Buyer Representations and Warranties), which shall survive indefinitely (collectively, the “Fundamental Representations”), and (b) the representations and warranties set forth in Section 3.6 (Financial Statements), Section 3.9 (Employee Benefit Plans), Section 3.12 (Tax Matters), Section 3.14 (Environmental Matters), Section 3.15 (Intellectual Property), Section 3.21 (Privacy and Data Security), and Section 3.22 (Delaware Statutory Trusts), which shall survive until sixty (60) days following the expiration of the applicable statute of limitations. Each of the covenants and agreements made in this Agreement to be performed prior to the Closing shall survive the Closing for a period of twenty-four (24) months following the Closing Date, and each of the covenants and agreements made in this Agreement to be performed following the Closing shall survive the Closing until they are fully performed or terminate in accordance with their respective terms.
Section 7.6.    Effect of Investigation. Buyer’s right to indemnification or any other remedy based on the inaccuracy of, breach of, non-performance of, or non-compliance with any representation, warranty, or obligation in this Agreement, or otherwise with respect to this Agreement, will not be affected by any investigation conducted (or capable of being conducted) with respect to, or any knowledge acquired (or capable of being acquired) at any time (whether on, before, or after the Closing Date) with respect to any fact or matter, including with respect to the inaccuracy of, breach of, non-performance of, or non-compliance with any representation, warranty, or obligation in this Agreement. The waiver of any condition based on the inaccuracy of, breach of, non-performance of, or non-compliance with any representation, warranty, or obligation in this Agreement will not affect the Buyer’s right to indemnification or any other remedy based on the inaccuracy of, performance of, or compliance with such representation, warranty, or obligation, or otherwise with respect to this Agreement.
ARTICLE VIII
MISCELLANEOUS.
Section 8.1.    Entire Agreement; Assignment; Amendments. This Agreement constitutes the entire agreement and supersedes all oral agreements and understandings and all written agreements prior to the date hereof between or on behalf of the parties with respect to the subject matter hereof. This Agreement shall not be assigned by any party by operation of law or otherwise without the prior written consent of the other parties hereto. This Agreement may be amended only by a writing signed by each of the parties, and any amendment shall be effective only to the extent specifically set forth in that writing.
Section 8.2.    Severability; Expenses; Further Assurances. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible. Except as otherwise specifically provided in this Agreement, each party shall be responsible for the expenses it may incur in connection with the negotiation, preparation, execution, delivery, performance and enforcement of this Agreement. The parties shall from time to time do and perform any additional acts and execute and deliver any additional documents and instruments that may be required by applicable Governmental Rules or reasonably requested by any party to establish, maintain or protect its rights and remedies under, or to affect the intents and purposes of, this Agreement.
Section 8.3.    Enforcement of the Agreement; Jurisdiction; No Jury Trial.
(a)    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in an applicable court in Harris County, Texas, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court in Harris County, Texas, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties to this Agreement irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising under this Agreement, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising under this Agreement brought by the other party to this Agreement or its successors or assigns shall be brought and determined exclusively in Harris County, Texas, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for Harris County, Texas. Each of the parties to this Agreement hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties to this Agreement hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 8.3; (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (iii) to the fullest extent permitted by the Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum; (B) the venue of such suit, action or proceeding is improper; or (C) this Agreement, or the subject matter of this Agreement, may not be enforced in or by such courts. Each of Sellers and Buyer hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 8.4 shall be effective service of process for any proceeding arising out of, relating to or in connection with this Agreement or the transactions contemplated hereby.
(b)    EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HERETO CERTIFIES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 8.3(b).
Section 8.4.    Notices. All notices and other communications pursuant to this Agreement must be in writing and will be deemed to have been duly delivered and received (a) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (b) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (c) if sent by email in portable document format (PDF) or similar electronic attachment (i) on a Business Day before 5:00 p.m. in the time zone of the receiving Party, when transmitted and the sender has received confirmation of receipt by the recipient; and (ii) on a day other than a Business Day or after 5:00 p.m. in the time zone of the receiving Party, and the sender has received confirmation of receipt by the recipient, on the following Business Day; or (d) immediately upon delivery by hand or by fax (with a written or electronic confirmation of delivery), in each case to the intended recipient. The addresses and other contact information shall be provided on the signature pages hereto. From time to time, any party may provide notice to the other parties of a change in its address, email or fax number through a notice given in accordance with this Section. The inability to deliver because of changed address of which no notice is given will be deemed to be receipt of the notice as of the date of such inability to deliver.
Section 8.5.    Governing Law. This Agreement, and any dispute arising out of, relating to, or in connection with this Agreement, shall be governed by and construed in accordance with the Laws of the State of Texas, without giving effect to any choice or conflict of Law provision or rule (whether of the State of Texas or of any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Texas.

Section 8.6.    Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.
Section 8.7.    Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.
Section 8.8.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement. At the Closing, signature pages of counterparts may be exchanged by facsimile or by electronic transmittal of scanned images thereof, in each case subject to appropriate customary confirmations in respect thereof by the signatory for the party providing a facsimile or scanned image and that party's Closing counsel.
Section 8.9.    Termination.
(a)    This Agreement may be terminated at any time prior to the Closing: (1) by mutual written agreement of Buyer and Sellers; (2) by Buyer (A) if there has been a material misrepresentation by Sellers, the Company or any Company Affiliate under this Agreement or a material breach by Sellers or the Company of any of their warranties or covenants set forth in this Agreement or (B) if any of the conditions specified in Section 6.2 shall not have been fulfilled within the time required and shall not have been waived by Buyer; (3) by Sellers (A) if there has been a material misrepresentation by Buyer under this Agreement or a material breach by Buyer of any of its warranties or covenants set forth in this Agreement or (B) if any of the conditions specified in Section 6.3 shall not have been fulfilled within the time required and shall not have been waived by Sellers; or (4) by Buyer or Sellers if the Closing shall not have occurred prior to June 30, 2023; provided, however, that Buyer or Sellers may terminate this Agreement under this subsection only if the Closing shall not have occurred on or prior to June 30, 2023, for a reason other than a failure by the party or parties asserting the right to terminate to satisfy the conditions to Closing of the other party or parties set forth in Section 6.2 or Section 6.3. A material misrepresentation for this Section shall be one or more than results or reasonably could be expected to result in aggregate losses to the other party of (i) $50,000 if made with Knowledge, or (ii) $200,000.
(b)    If this Agreement is terminated by either any party as provided in Section 8.9(a) then no party shall have any further obligations or liabilities under this Agreement except for obligations or liabilities arising from a breach of this Agreement prior to the termination or that survive the termination by their own terms.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all at or on the date and year first above written.

BUYER

Silver Star Properties REIT, Inc.
A Maryland corporation

By: __/s Gerald Haddock____
Gerald Haddock as lead director Executive Committee

COMPANY

Southern Star Self-Storage Investment Company
A Texas corporation

By: _/s Mark Torok_____
Mark T. Torok, President

SELLERS

__/s Mark Torok_______
Mark T. Torok

__/s Louis Fox________
Louis T. Fox III

__/s MichaelJohn Kudlik
MichaelJohn Kudlik

EQUITY INTEREST PURCHASE AGREEMENT
EXHIBIT A
LIST OF EQUITY OWNERS AND COMPANY AFFILIATES

Equity Holders

Mark T. Torok 10190 Katy Fwy Suite 228, Houston TX 77043 361-236-0814 mark@southernstarstorage.com
Louis T. Fox III 10190 Katy Fwy Suite 228, Houston TX 77043 713-858-2556 lou@southernstarstorage.com
Michaeljohn Kudlik 10190 Katy Fwy Suite 228, Houston TX 77043 714-335-0600 mjk@southernstarstorage.com

Company Affiliates

Southern Star Storage Family of Companies
Organization Structure

Mark T. Torok, CEO and shareholder
Louis T. Fox, III, CFO and shareholder
Michaeljohn Kudlik, CIO and shareholde
100%
Southern Star Self Storage Investment Company, a Texas corporation "Sponsor"
100%
LEASCO(S) Southern Star Storage Leasing Management CompanyI, II, III, LLC, Texas limited liability ompanies "Master Tenant"
100%
100%
master leases
IGNATORY TRUSTEES Southern Star ST I,I, III, LLCs , Delaware LLCs
signatory trustees
DELAWARE STATUTORY TRUSTS Southern Star Self Storage-Airports, DST Southern Star Storage-Montrose II, DST & Southern Star Storage III-Carolina, DST, Delaware Statutory Trusts
Original owner of 100% of Beneficial Interests
Southern Star Storage DST Holding Co., LLC, a Texas limited liablity company Depositor
100%
DE trustees
elaware Trustee (Sorensen Entity Services LLC, a Delaware LLC)
properties
properties
properties
Beneficial Interest Owners of DSTs (after closed)
Carolina DST Havelock NC
Montrose II DST Montrose CO, Plano TX
Airports DST Addison TX George West TX Montrose CO Jensen Beach FL

EQUITY INTEREST PURCHASE AGREEMENT
EXHIBIT A (CONTINUED)

Southern Star Self-Storage Investment Company Texas corporation

LEASING COMPANIES:
Southern Star Self Storage Leasing Management Company, LLC Texas limited liability company
Southern Star Self Storage Leasing Management Company II, LLC Texas limited liability company
Southern Star Self Storage Leasing Management Company III, LLC Texas limited liability company
To be formed for current DSTs: IV, V, VI,

SIGNATORY TRUSTEES
Southern Star ST, LLC Delaware limited liability company
Southern Star ST II, LLC Delaware limited liability company
Southern Star ST III, LLC Delaware limited liability company
To be formed for current DSTs: IV, V, VI

DELAWARE STATUTORY TRUSTS
Southern Star Self Storage-Airports, DST; Delaware
Southern Star Storage-Montrose II, DST; Delaware
Southern Star Storage III-Carolina, DST; Delaware
To be formed for current DSTs:
Southern Star Storage IV-Rockport, DST; Delaware
Southern Star Storage V-Big Spring, DST; Delaware
Southern Star Storage VI-Montgomery, DST; Delaware

HOLDING COMPANY
Southern Star Storage DST Holding Co., Texas limited liability company

Principal place of business for all companies is: 10190 Katy Fwy, Suite 228, Houston TX 77043

EQUITY INTEREST PURCHASE AGREEMENT
EXHIBIT B

OWNED REAL ESTATE AND LEASED REAL ESTATE INCLUDING ALL MASTER LEASES BY THE COMPANY AND ALL COMPANY AFFILIATES

AIRPORTS DST:

(i) a self storage facility located at 4485 Glenn Curtiss Dr, in Addison, Texas commonly known as Addison Airport Storage (“Addison Airport”);
(ii) a self storage facility located at 63224 La Salle, in Montrose CO, commonly known as Montrose Storage (“Montrose Airport”)
(iii) a self storage facility located at 3608 US -281 George West, TX 78022 commonly known as 281 Mini Storage (“George West”)
(iv) a self storage facility located at 3250 NE Candice Ave, Jensen Beach, FL 34957 commonly known as Jensen Beach Storage (“Jensen Beach”)

MONTROSE II

(i) a self-storage facility located at 19289 Highway 550, in Montrose Colorado, commonly known as StormKing Storage (“StormKing”)
(ii) a self-storage facility located at 1100 East Plano Parkway, in Plano Texas, commonly known as Plano Parkway Self Storage (“Plano”)

CAROLINA DST

(i) a self-storage facility located at 242 E. Main Street Havelock, NC 28532, commonly known as Main Street Self Storage (“Havelock”)
(ii) a self-storage facility located at 5340 NC-12, Frisco NC 27936, commonly known as Island Storage (“Island Storage”).

PENDING DST PROPERTIES

(i) a self-storage facility located at 2517 TX-35, Rockport, Texas, commonly known as Kool Storage (“Rockport”)
(ii) a self-storage facility located at 3301 East FM 700 &1300 East 4th Street Big Spring, Texas, 79720 commonly known as Big Spring Lock Storage (“Big Spring Lock Storage”).
(iii) a self storage facility located at 13040 Pearson Rd Montgomery TX 77356, commonly known as A Storage Place (“Montgomery”)

OFFICE SPACE RENTED

10190 Katy Fwy Suite 228
Houston TX 77043

EQUITY INTEREST PURCHASE AGREEMENT
EXHIBIT C
THREATENED LITIGATION

Southern Star has received a demand letter in January 2023, from an attorney regarding the alleged theft of a trailer from Airports Storage in Montrose Colorado alleging violations of the Deceptive Trade Practices Act. The trailer was recovered by the police and is now in the possession of the claimant and the attorney was not aware of exculpatory clauses in the lease agreement where her client rejected the offer of insurance and specifically agreed to take full responsibility for the properties’ destruction, damage or theft. Once informed of these provisions in February, we have not received any service of process for any claims. We believe the claim to be meritless.

EQUITY INTEREST PURCHASE AGREEMENT
EXHIBIT D
ENVIRONMENTAL MATTERS

At the purchase of the Havelock property in Havelock NC, a search of the environmental records revealed that an adjacent tract had certain contaminants on it (primarily old motor oil). A Phase II report was performed on the adjacent property and no additional action was recommended. A Phase I report revealed no contaminants on the Havelock property, but noted the Phase II report on the adjacent property.

EQUITY INTEREST PURCHASE AGREEMENT
EXHIBIT E
NON-COMPETITION AGREEMENT

CONFIDENTIALITY, NON-SOLICITATION, AND NON-COMPETITION
AGREEMENT

THIS CONFIDENTIALITY, NON-SOLICITATION AND NON-COMPETITION AGREEMENT (the "Agreement") is made and entered into as of April __, 2023 (“Effective Date”) by and between Silver Star Properties REIT, Inc., a Maryland corporation ("Company"), and the undersigned ("Undersigned").

WITNESSETH

WHEREAS, the Company and the Undersigned desire to enter into that certain Equity Purchase Agreement, dated effective as of April 6, 2023 (“Purchase Agreement”) where the Undersigned joined with other individuals to sell equity interests and other assets, including the equity interests in Southern Star Self Storage Investment Company, a Texas corporation (“Southern Star”), to the Company and the Company’s affiliates and subsidiaries (together the “Company Group”). For purposes of this Agreement the Company Group shall include all entities and businesses acquired under the Purchase Agreement, including, without limitation, Southern Star and all of its subsidiaries and affiliates.
NOW THEREFORE, in consideration of the Company's obligations under the Purchase Agreement, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.NONDISCLOSURE.
1.1.    Undersigned agrees to hold and safeguard any information about the Company Group and/or its shareholders and investors gained by Undersigned during the course of Undersigned’s employment with Southern Star or in negotiating the Purchase Agreement. Undersigned shall not, without the prior written consent of the Company, disclose or make available to anyone for use outside the Company Group’s organization at any time, any information about Company Group or its shareholders or investors, whether or not such information was developed by Undersigned, except as required in the performance of Undersigned’s duties for the Company Group or required by law.
1.2.    Undersigned understands and agrees that any information about Company Group is the property of Company Group and is essential to the protection of the Company Group’s goodwill and to the maintenance of the Company Group’s competitive position and accordingly should be kept secret. Such information shall include, but not be limited to, information containing the Company Group’s business plans, investment strategies, investors, and prospective investors, key elements of specific properties, computer programs, system documentation, manuals, ideas, or any other records or information belonging to the Company Group or relating to its business.

1.3.    Notwithstanding anything in paragraph 1.1 or paragraph 1.2 to the contrary, the Company agrees that the obligations of Undersigned set forth in paragraphs 1.1 and 1.2 shall not apply to any information which becomes known generally to the public through no fault of Undersigned. In addition, paragraphs 1.1 and 1.2 shall not prevent disclosure by Undersigned that (i) is required by applicable law, legal process or any order or mandate of a court or other governmental authority to be disclosed; or (ii) is reasonably believed by Undersigned, based upon the advice of legal counsel, to be required to be disclosed in defense of a lawsuit or other legal or administrative action brought against Undersigned; provided, that in the case of clauses (i) or (ii) Undersigned shall give the Company reasonable advance written notice of the information intended to be disclosed and the reasons and circumstances surrounding such disclosure in order to permit the Company Group to seek a protective order or other appropriate request for confidential treatment of the applicable information.
1.4.    Nothing in this Agreement is intended or should be construed to prohibit Undersigned from (i) making reports of possible violations of law or regulation to any appropriate governmental agency, entity or official, (ii) participating in a proceeding with any appropriate federal, state, or local government agency, (iii) making any truthful statements or disclosures required by law, regulation, or legal process, or (iv) requesting or receiving confidential legal advice. In addition, Undersigned shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (1) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, in each case, solely for the purpose of reporting or investigating a suspected violation of law or (2) in a complaint or other document filed in a lawsuit or proceeding, if such filing is made under seal.

2.    NON-COMPETITION. By and in consideration of the Company’s entering into this Agreement, and in further consideration of Undersigned’s exposure to the information described in paragraph 1 (“Confidential Information”) of the Company Group, Undersigned agrees that Undersigned shall not, during the later of (a) the term (“Term”) of any employment agreement that Undersigned has with the Company Group and for one (1) year following the termination of any such agreement (“Termination Date”) and (b) three years from the Effective Date (the “Restriction Period”), directly or indirectly, for compensation or otherwise, engage in or have any interest in any Restricted Enterprise (as defined below), including, without limitation, holding any position as a stockholder, officer, consultant, independent contractor, Undersigned, partner, member, or investor in, any Restricted Enterprise; provided, that in no event shall ownership of one percent (1%) or less of the outstanding securities of the limited partnership interest in any private equity fund, hedge fund or venture capital fund or any class of securities of any issuer whose securities are registered under the Exchange Act, standing alone, be prohibited by this paragraph, so long as Undersigned does not have, or exercise, any rights to manage or operate the business of such fund or issuer other than rights as a limited partner or stockholder thereof. For purposes of this paragraph, “Restricted Enterprise” shall mean any real estate enterprise in the business of acquiring, developing, owning, leasing, managing or selling real estate properties used in the self-storage business and any other lines of business the Company Group is participating in, or has taken substantive steps towards participating, as of the Effective Date, during any Term or Undersigned’s Termination Date, that is competitive with the business conducted by the Company Group on the Effective Date, during any Term or the Termination Date, within the United States and anywhere outside the United States where the Company

Group and its direct or indirect subsidiaries, partnerships and joint ventures are operating or have taken substantive steps towards operating as of Undersigned’s Termination Date.

This paragraph shall not apply with respect to any non-competition provisions if Undersigned’s post termination activities constitute the practice of law and would violate the Texas Rules of Professional Conduct rule 5.06.

3.    NON-SOLICITATION BUSINESS. During the Restriction Period, Undersigned shall not directly or indirectly contact, induce or attempt to induce any customer, member, partner, shareholder, supplier, or licensee of the Company Group to cease doing business with the Company Group or in any way interfere with the relationship between any member of the Company Group, on the one hand, and any such customer, partner, member, shareholder, supplier, or licensee, on the other hand.

4.    NON-DISPARAGEMENT. Subject to paragraph 1.4 above, from and after the Effective Date, Undersigned shall not make any statement that is intended to become public, or that should reasonably be expected to become public, and that criticizes, ridicules, disparages or is otherwise derogatory of any member of the Company Group or any of their respective employees, officers, directors, managers, partners or equity holders.

5.    NON-SOLICITATION OF EMPLOYEES. Undersigned agrees that during his employment with the Company Group, if any, and for a period of 18 months following the last day of Undersigned’s employment or the Effective Date, Undersigned shall not, directly or indirectly through another, solicit or induce, or attempt to solicit or induce, any employee of any member of the Company Group, to leave the Company Group, or recommend to a competitor of the Company Group the hiring of any such employee. An employee shall be deemed covered by this paragraph 5 while employed or retained by the Company Group and for a period of six (6) months thereafter.

6.    OPPORTUNITY FOR REVIEW; ACKNOWLEDGMENTS. Undersigned understands the nature of the burdens imposed by paragraphs 1-5 of this Agreement (the “Restrictive Covenants”). Undersigned acknowledges that he is entering into this Agreement on his own volition, and that he has been given the opportunity to have this Agreement reviewed by legal counsel of his choosing. Undersigned represents that upon careful review, he knows of no reason why the Restrictive Covenants contained in this Agreement are not reasonable and enforceable and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company Group now existing or to be developed in the future. Undersigned expressly acknowledges and agrees that each and every Restrictive Covenant is reasonable with respect to subject matter, time period and geographical area. Undersigned further agrees and acknowledges that the Restrictive Covenants do not preclude Undersigned from earning a livelihood, nor do they unreasonably impose limitations on Undersigned’s ability to earn a living. Undersigned agrees and acknowledges that the potential harm to the Company Group of the non-enforcement of the Restrictive Covenants outweighs any potential harm to Undersigned of their enforcement by injunction or otherwise.

7.    RESTRICTIVE COVENANTS OF THE ESSENCE. The Restrictive Covenants are of the essence of this Agreement; they shall be construed as independent of any other provision in this Agreement or the Purchase Agreement. The existence of any claim or cause of action of

Undersigned against the Company Group, whether predicated on this Agreement or not, shall not constitute a defense to the enforcement by the Company Group of the restrictive covenants contained herein.

8.    INJUNCTIVE RELIEF AND OTHER REMEDIES; TOLLING.

8.1.    The Company and Undersigned agree that irreparable injury will result to the Company Group in the event Undersigned violates any restrictive covenant or affirmative obligation contained in this Agreement, and Undersigned acknowledges that the remedies at law for any breach by Undersigned of such provisions will be inadequate and that the Company Group shall be entitled to injunctive relief against Undersigned, in addition to any other remedy that is available, at law or in equity.

8.2.    In the event of a violation by Undersigned of the Restrictive Covenants, any amounts being paid to Undersigned under the Purchase Agreement shall immediately cease.

8.3.    In the event of any violation of any Restrictive Covenant, the applicable Restriction Period shall be tolled during any period during which Undersigned is in breach of such Restrictive Covenant.

9.    GENERAL TERMS.

9.1.    All rights of the Company Group under this Agreement shall survive any termination of Undersigned's employment with the Company Group or the Purchase Agreement.

9.2.    The waiver by either party of any breach or default by the other party in the performance of any obligation hereunder shall not constitute a waiver of any subsequent breach or default.

9.3.    This Agreement may not be modified except by a written amendment signed by the parties.

9.4.    This Agreement shall be construed in accordance with the laws of the state of Texas except that no choice of law doctrine shall be used to apply the laws of any other jurisdiction.

9.5.    Any notice required under this Agreement shall be in writing and delivered personally against receipt, or by registered or certified mail, return receipt requested, postage prepaid, or sent by Federal Express or other recognized courier service, and addressed to the party to be notified at its address first set forth above or at such other address as it may have given written notice in accordance with this paragraph. Notice may also be sent by email of fax, however, any such email or fax shall be deemed received on the first business day after being send. The applicable addresses and numbers shall be those in the books and records of the Company Group.

9.6.    To the extent that any law, statute, treaty or regulation by its terms as determined by a court, tribunal or other governmental authority of competent jurisdiction, is in conflict with the terms of this Agreement, the conflicting terms of this Agreement shall be superseded only to the extent necessary by the terms required by such law, statute, treaty or regulation. If any provision of this Agreement shall be otherwise unlawful, void, or for any reason unenforceable, then that provision shall be enforced to the maximum extent permissible so as to affect the intent of the parties. In either case, the remainder of this Agreement shall continue in full force and effect.

9.7.    This Agreement embodies the entire agreement between the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Effective Date.

COMPANY
SILVER STAR PROPERTIES REIT, INC.,
A Maryland corporation

By: ________________________________

UNDERSIGNED

___________________________________

EQUITY INTEREST PURCHASE AGREEMENT
EXHIBIT F
FINANCIAL PROJECTIONS

SOUTHERN STAR STORAGE

VALUATION MODEL BASED ON 10 YEAR OPERATION

DST OFFERING TARGET SIZE		$10MM										
YEAR		2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	
DST OFFERINGS PER YEAR		3	6	8	8	8	8	8	8	8	8	
AVERAGE LEASCO NET INCOME PER YEAR		-35,112	32,877	82273	134,104	191,378	217,326					
AVE FEES PER DST			500000	500000	500000	500000	500000	500000	500000	500000	500000	
		Y1	Y2	Y3	Y4	Y5	Y6	Y7	Y8	Y9	Y10	
SPONSOR FEES		$ 1,612,028	$ 3,000,000	$ 4,000,000	$ 4,000,000	$ 4,000,000	$ 4,000,000	$ 4,000,000	$ 4,000,000	$ 4,000,000	$ 4,000,000	
SALE PRICE DIFFERENTIAL ($200,000 PER)	$ 200,000		$ 1,200,000	$ 1,600,000	$ 1,600,000	$ 1,600,000	$ 1,600,000	$ 1,600,000	$ 1,600,000	$ 1,600,000	$ 1,600,000	
LEASECO FEES (4)												
Assume leaseco is positive in year 2 (2023)			$ 98,631	$ 246,819	$ 402,312	$ 574,134	$ 651,978	$ 263,016	$ 658,184	$ 1,072,832	$ 1,531,024	
				$ 197,262	$ 493,638	$ 804,624	$ 1,148,268	$ 1,303,956	$ 263,016	$ 658,184	$ 1,072,832	
					$ 263,016	$ 658,184	$ 1,072,832	$ 1,531,024	$ 1,738,608	$ 263,016	$ 658,184	
						$ 263,016	$ 658,184	$ 1,072,832	$ 1,531,024	$ 1,738,608	$ 263,016	
							$ 263,016	$ 658,184	$ 1,072,832	$ 1,531,024	$ 1,738,608	
DISPOSITION FEES		$ -	$ -	$ -	$ -	$ -	$ 1,470,000	$ 1,470,000	$ 1,470,000	$ 1,470,000	$ 1,470,000	
Revenue		$ 1,612,028	$ 4,298,631	$ 6,044,081	$ 6,758,966	$ 7,899,958	$ 10,864,278	$ 11,899,012	$ 12,333,664	$ 12,333,664	$ 12,333,664	$ 86,377,946
											AVE YEARLY	$ 8,637,795
Operating expense (see below)		$ (1,160,900)	$ (1,160,900)	$ (1,160,900)	$ (1,160,900)	$ (1,160,900)	$ (1,160,900)	$ (1,160,900)	$ (1,160,900)	$ (1,160,900)	$ (1,160,900)	
Net operating income		$ 451,128	$ 3,137,731	$ 4,883,181	$ 5,598,066	$ 6,739,058	$ 9,703,378	$ 10,738,112	$ 11,172,764	$ 11,172,764	$ 11,172,764	$ 74,768,946
Discount rate		15.0000%	20%	30%	40%						ave yearly	$ 7,476,895
NPV		$ 30,348,868	$ 23,603,495	$ 15,156,693	$ 10,404,418							
Losses year 1 covered by master tenant reserve		-175,560										

Expenses	
Fox salary (1)(5)	300,000
Kudlik salary (1)	300,000
Nathan Torok salary (2)	150,000
Denise Fox salary (1)	100,000
Kat Morrison salary (1)	100,000
payroll taxes (1)	95,000
paychex (payroll processing)	2,400
rent	39,600
travel	8,000
subscriptions and software	12,200
allinIT (IT provider) (3)	7,200
internet	1,200
sponsor reports (6)	36,000
bank fees	6,000
office supplies	1,200
FedEx	1,100
rental cars	1,000
Total	1,160,900

(1) salaries are to be apportioned, in part, back to properties
(2) paid from legal fees charges to DST
(3) IT fees current; will use Silver Star IT in future
(4) includes management fees that will be assumed in house
(5) note $250,000 from Silver Star salary to end upon closing
(6) not a yearly fee, but may need to do deal reports

EQUITY INTEREST PURCHASE AGREEMENT
EXHIBIT G
RESTRICTED STOCK AGREEMENT

RESTRICTED STOCK AGREEMENT

SILVER STAR PROPERTIES REIT, INC.

This Restricted Stock Agreement (“Agreement”) is effective as of ___________________, 2023 (“Effective Date”) by and between the undersigned individuals (“Undersigned”) and Silver Star Properties REIT, Inc., a Maryland corporation (“Company”). This Agreement is being entered into in connection with that certain equity purchase agreement (“Purchase Agreement”) between the parties dated effective as of ______________, 2023 with respect to certain equity interests and other assets, including, without limitation, the equity of Southern Star Self Storage Investment Company, a Texas corporation (“Southern Star”). For purposes of this Agreement, the Company and all of its subsidiaries, affiliates, Southern Star and all of its subsidiaries and affiliates shall be referred to together as “Company Group.”
1.    Issuance of Restricted Stock. Subject to the terms and conditions of this Agreement, including but not limited to the restrictions under Section 4, the Company issues to the Undersigned 301,659 shares of Common Stock (the “Shares”) of the Company, subject to applicable withholding for taxes as described in Section 9. The Company has a single class of common stock issued and outstanding as of the Effective Date (“Common Stock”).
2.    Certain Definitions: For purposes of this Agreement:
(a)    The term “Cause” is to be construed, with respect to each of the Undersigned, the same as such similar term is defined in the Employment Agreement between the applicable Undersigned and the Company, dated _________, or as may be amended, modified or replaced from time to time prior to the Lapse Date, and in the absence of such agreement or letter, shall mean the applicable Undersigned’s (i) failure to comply with any restrictive covenant in an employment agreement with the Company Group, Purchase Agreement or any separate agreement in connection with the Purchase Agreement (“Applicable Agreements”), (ii) willful violation of the covenants in the Purchase Agreement that could reasonably be expected to result in material harm to the Company, (iii) engaging in conduct in violation of any Applicable Agreement that is, or could reasonably expected to be, materially damaging to the Company, (iv) breach of any representation in the Purchase Agreement that could reasonably be expected to result in material harm to the Company, (v) act of fraud or misappropriation, embezzlement or misuse of funds or property belonging to Company Group, (vi) conviction of, or plea of guilty or no contest to, a felony or any crime involving as a material element fraud or dishonesty, or (vii) willful breach of a fiduciary duty owed to the Company Group.
(b)    References to the “Executive Committee” refer to the executive committee of the board of directors of the Company.
3.    Vesting. The Shares shall vest three years from the Effective Date (the “Lapse Date”).

4.    Restriction on Shares. If an Undersigned has an event of Cause prior to the end of the restricted period for any reason, such Undersigned shall forfeit, and shall have no further rights or interest with respect to, any of the Shares allocated to such Undersigned, with automatic and immediate effect.
5.    Forfeiture. Each Undersigned shall forfeit and cease to have any right or interest in any of the Shares allocated to such Undersigned, whether or not vested: (i) upon any breach of any provision in the Purchase Agreement or any act constituting Cause, (ii) upon the applicable Undersigned’s breach, as determined by the Executive Committee, of any non-disclosure, non-competition, or non-solicitation restrictive covenant obligation owed to the Company Group, or (iii) upon the Executive Committee’s determination that any conduct of the applicable Undersigned constitutes grounds for forfeiture under the Plan.
6.    Change in Control. In the event of a Change in Control (as hereinafter defined), the Shares shall be fully vested immediately before such Change in Control. “Change of Control” means the occurrence of any of the events described in subsections (i) or (ii) below:
(i) the date any person or more than one person acting as a group, acquires ownership of the Common Stock of the Company that, together with the Common Stock held by such person or group, constitutes more than fifty percent of the total fair market value or total voting power of the stock of the Company; or (ii) the date that a majority of members of the board of directors of the Company is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the board of directors of the Company prior to the date of the appointment or election.
7.    Transfer of Shares.
(a)    The transfer of Shares shall be effectuated by an appropriate entry on the books of the Company, the issuance of certificates representing such shares (bearing such legends as the Executive Committee deems necessary or desirable), and/or other appropriate means as determined by the Executive Committee.
(b)    Notwithstanding anything herein to the contrary, no transfer of shares of Common Stock shall become effective nor share certificates issued until the Company determines that such transfer, issuance, and delivery is in compliance with all applicable, laws, regulations of governmental authority, and the requirements of any securities exchange on which shares of Common Stock may be traded.
(c)    The Executive Committee may, as a condition to the issuance of Shares, require the applicable Undersigned to make covenants and representations and/or enter into agreements with the Company to reflect the Undersigned’s rights and obligations as a stockholder of the Company and any limitations and restrictions on such Shares.
8.    Tax Issues. Each Undersigned is hereby advised to consult with such Undersigned’s own personal tax, financial, and/or legal advisors regarding the tax consequences of the Shares. The Company does not make any recommendation or provide any advice with respect to the tax issues relating to the receipt of the Shares by any Undersigned. It is solely the responsibility of each Undersigned, and not the Company, to determine the tax treatment of the receipt of the Shares by such Undersigned.

9.    Withholding. If applicable, the Executive Committee shall have the right to require each Undersigned to remit to the Company in cash an amount sufficient to satisfy any federal, state, and local withholding tax requirements attributable to the Shares. Alternatively, the Company shall have the right to require each Undersigned to surrender to the Company, for no consideration, the portion of any Shares that become vested whose aggregate Fair Market Value is sufficient to satisfy such federal, state, and local withholding tax requirements; provided that the Company shall remit to the applicable Undersigned a cash payment equal to any excess in the value of the surrendered Shares over the aggregate applicable withholding amount.
10.    Rights of the Undersigned. The Shares shall be registered on the books and records of the Company in the Undersigned’s as of the Effective Date, but the Shares will not be issued or delivered to such Undersigned until vesting occurs. During such time, the applicable Undersigned has all of the economic rights of a shareholder with respect to the Shares, including the right to receive dividends paid on the Shares; provided that any additional shares of Common Stock or other securities that the applicable Undersigned may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company will be subject to the same restrictions as the Shares. The Executive Committee may, upon request, issue each Undersigned a certificate representing unvested Shares. The administrative costs and risk of loss of such certificated shares are the sole responsibility of the applicable Undersigned. In addition to any legend required by applicable law, any certificates issued representing Shares shall contain a legend substantially in the following form:
THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE RESTRICTED STOCK AGREEMENT RELATING TO THE SHARES ENTERED INTO BETWEEN THE REGISTERED OWNER AND SILVER STAR PROPERTIES REIT, INC. A COPY OF SUCH AGREEMENT IS ON FILE IN THE OFFICES OF SILVER STAR PROPERTIES REIT, INC.
Notwithstanding any other provision herein, the Company is investigating if the Shares can be issued to the Undersigned. Immediately after the closing of the transactions in the Purchase Agreement, the Company shall take reasonable actions to issue the Shares, provided, however, if the Executive Committee determines that the Company is unable to issue the Shares then the Undersigned shall be issued partnership units in Hartman XX Limited Partnership, a Texas limited partnership with economic terms substantially equivalent to the Shares.
11.    No Assignment or Transfer. The Shares issued hereunder may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. No transfer by will or the laws of descent and distribution shall be effective to bind the Company unless the Executive Committee shall have been furnished with (i) written notice thereof along with such evidence as the Executive Committee may deem necessary to establish the validity of the transfer and (ii) an agreement by the transferee to comply with all the terms and conditions of this Agreement that are or would have been applicable to the applicable Undersigned and to be bound by the acknowledgments made by the applicable Undersigned in connection with the Shares.

12.    Undersigned Representations. By accepting the Shares, the Undersigned represents and acknowledges the following:
(a)    Each Undersigned received a copy of this Agreement and reviewed it in its entirety and has had an opportunity to obtain the advice of independent counsel prior to signing this Agreement.
(b)    Each Undersigned has had the opportunity to consult with a tax advisor concerning the tax consequences of signing this Agreement and receiving the Shares and understands that the Company makes no representation regarding the tax treatment as to any aspect of this Agreement, including the issuance of the Shares, vesting, or any other actions for the Shares.
(c)    Each Undersigned consents to the collection, use, and transfer, in electronic or other form, of the Undersigned’s personal data by the Company, the Executive Committee, and any third party retained with respect to the Shares for the exclusive purpose of administering the Shares. Each Undersigned shall promptly notify the Executive Committee of any changes in such Undersigned’s name, address, or contact information with respect to the Shares.
13.    Adjustments. If there is a change in the outstanding shares of Common Stock due to a stock dividend, split, or consolidation, or a recapitalization, corporate change, corporate transaction, or other similar event relating to the Company, the Executive Committee shall adjust the Shares in connection with such action.
14.    Successors. This Agreement shall be binding upon and inure to the benefit of the heirs of each Undersigned, or distributees of such Undersigned’s estate and any successor to the Company.
15.    Governing Law; Severability; Dispute Resolution.
(a)    Governing Law. This Agreement shall be construed and administered in accordance with the laws of Texas without regard to its conflict of law principles.
(b)    Severability. Any determination by a court of competent jurisdiction or relevant governmental authority that any provision or part of a provision in this Agreement is unlawful or invalid shall not serve to invalidate any portion of this Agreement not found to be unlawful or invalid, and any provision or part of a provision found to be unlawful or invalid shall be construed in a manner that will give effect to the terms of such provision or part of a provision to the fullest extent possible while remaining lawful and valid.
16.    Acknowledgment of Receipt and Acceptance. By signing below (or execution by other means approved by the Executive Committee, including by electronic signature), the undersigned acknowledges receipt and acceptance of this Agreement, agrees to the representations made herein, and indicates his or her intention to be bound by this Agreement.

The parties hereby execute this Agreement to be effective as of the Effective Date.

COMPANY
SILVER STAR PROPERTIES REIT, INC.,
A Maryland corporation

By: ________________________________

UNDERSIGNED

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